UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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GCP APPLIED TECHNOLOGIES INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD VALUE L LP

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

KEVIN W. BROWN

JANET P. GIESSELMAN

CLAY H. KIEFABER

MARRAN H. OGILVIE

ANDREW M. ROSS

LINDA J. WELTY

ROBERT H. YANKER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of stockholders of GCP Applied Technologies Inc., a Delaware corporation (the “Company”).

Item 1: On May 11, 2020, Starboard issued a supplemental presentation, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On May 11, 2020, Starboard issued the following press release and delivered the following letter to the stockholders of the Company:

Starboard Publishes Supplemental Materials to Address Certain Misleading Statements by GCP

Urges Shareholders to Support a Better Path Forward for GCP by Voting FOR Starboard’s Slate of Experienced Nominees on Starboard’s WHITE Proxy Card TODAY

NEW YORK, NY – May 11, 2020 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of GCP Applied Technologies Inc. (“GCP” or the “Company”)(NYSE: GCP), with an ownership interest of approximately 9% of the Company’s outstanding shares, today announced that it has issued a supplemental presentation responding to various misleading statements and mischaracterizations made by GCP in its recent investor materials. Starboard also announced today that it has delivered an open letter to GCP shareholders.

Starboard’s supplemental presentation is available for viewing at the following link and the full text of the letter to shareholders is included below.

http://www.starboardvalue.com/wp-content/uploads/Starboard_Value_LP_Publishes_Supplemental_Materials_GCP_05.11.2020.pdf

A LETTER TO THE SHAREHOLDERS OF GCP Applied Technologies Inc.

May 11, 2020

Dear Fellow Shareholders,

We appreciate the constructive dialogue we have had with many of our fellow shareholders and enjoy the shared interest and passion for GCP Applied Technologies Inc. (“GCP” or the “Company”), and the opportunity for its future success. As you know, our approach has been to provide our balanced assessment of the opportunities at GCP, and lay the groundwork for a new plan with improved execution, transparency, and accountability under the oversight of an enhanced Board of Directors (the “Board”). We will keep the lines of communication open with our fellow shareholders, and we thrive on the positive feedback. We remain available for those who would like to speak with us, and are committed to seeing GCP on a better path forward for the benefit of all shareholders.

Today, we are publishing a supplemental presentation, to be viewed in connection with our more comprehensive investor presentation outlining our turnaround plan for the Company, which was published on April 30, 2020. Unfortunately, these supplemental materials are needed to address a portion of the misleading statements and claims made by GCP in its materials. We are also providing further insight into why we believe our slate of nominees is far better equipped to govern GCP for the best interests of all shareholders.

These supplemental materials along with our detailed investor presentation are available at our website www.shareholdersforgcp.com.

As large shareholders of GCP, our interests are fully aligned with yours. We want what’s best for GCP. As such, we have focused on the merits and the facts. Unfortunately, the Company has chosen to engage in a campaign of misinformation and mischaracterizations in an attempt to distract shareholders from the real issues plaguing the Company – persistent operating, financial and share price underperformance, a troubling history of missed expectations, poor corporate governance and compensation practices, an interconnected and insular Board, and a lack of accountability.

The good news is shareholders now have a better choice. Starboard has a long history of driving significant improvements at public companies and we look forward to having the opportunity to make GCP an industry leader through the implementation of our comprehensive turnaround plan, with a culture focused on transparency, accountability, and delivering results.

With the 2020 Annual Meeting now less than three weeks away, we urge all of our fellow shareholders to vote the WHITE proxy card in favor of much needed change at GCP.

Our interests are directly aligned with yours and we look forward to representing our fellow shareholders on the Board of GCP. Thank you for all of the support we have received so far and for your trust, confidence and passion for the future. For those of you who have not yet voted, please vote the WHITE proxy card to help us drive much needed change at GCP.

Please VOTE the WHITE CARD

If you have any questions or need further assistance with voting your GCP shares (including if you want to vote but have not to date received your White proxy and proxy materials in the mail), please contact Okapi Partners LLC at +1 (888) 785-6673 (Toll-Free) or by e-mail at info@okapipartners.com.

Thank you for your support, trust, and confidence.

Best Regards,

/s/ Peter A. Feld

Peter A. Feld
Managing Member
Starboard Value LP

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Patrick Sullivan, (212) 845-7947

www.starboardvalue.com

Okapi Partners

Bruce H. Goldfarb/Patrick McHugh

(212) 297-0720

(888) 785-6673 (Toll-Free)

Item 3: On May 11, 2020, Starboard issued the following statement:

starboard COMMENTS ON GCP’S PROPOSAL TO CHANGE THE VOTING MECHANICS AT THE UPCOMING ANNUAL MEETING

NEW YORK, NY – May 11, 2020 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of GCP Applied Technologies Inc. (“GCP” or the “Company”)(NYSE: GCP), with an ownership interest of approximately 9% of the Company’s outstanding shares, today issued the following statement in response to the Company’s proposal regarding the use of a universal proxy card in connection with the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 28, 2020.

“Starboard nominated our slate of director candidates back on January 13, 2020.  We have been soliciting proxies on our white proxy card for almost six weeks since we filed our definitive proxy materials on April 2, 2020. Starboard and GCP have had ongoing communications during the past four months.  Not once during these communications did GCP ask about, or suggest, the use of universal proxy cards for voting at the Annual Meeting.  GCP could have proposed that we use universal proxy cards months ago. Instead, only now, with approximately two weeks until the Annual Meeting and after substantial voting has commenced, has the Company introduced this material voting change request in a letter filed with the SEC.

We understand the potential benefits for using universal proxy cards in election contests, and we have historically been open to the use of universal proxy cards when the particulars can be worked out ahead of the filing of definitive proxy materials. However, in situations like here where the universal proxy card is introduced as a tactic with just over two weeks until the Annual Meeting, it would not be appropriate to change the fundamental voting mechanics given the potential for significant complications and challenges in implementing such a change in such close proximity to the Annual Meeting.

From a practical standpoint, changing to a universal proxy card now would create unnecessary confusion and costs, and could delay the Annual Meeting vote. Both Starboard and the Company have already spent significant time and resources to print and mail definitive proxy materials. If we were to use universal proxy cards, we would each have to re-file with the SEC, and re-mail our proxy materials. It does not make sense to add any last-minute complexity to the Annual Meeting voting mechanics at this stage.

Additionally, and as the Company and its advisors are well aware, there is a tried and true method for shareholders to ‘mix and match’ voting for members of each slate by pulling a legal proxy and delivering a ballot at the Annual Meeting through one of the proxy solicitors. Our proxy solicitor, Okapi Partners, is happy to assist any shareholder in doing this if they so choose. We, of course, support all GCP shareholders’ right to vote for whom they believe is best suited to oversee GCP. We cannot, however, allow the Company to try to shift the dialogue away from their own issues by proposing such a late-hour voting change with a little more than two weeks before the Annual Meeting.

We greatly appreciate the support we have received so far, and we urge all shareholders to support our highly-qualified and experienced nominees at the Annual Meeting so together we can put GCP on a better path forward for the benefit of all shareholders.”

VOTE FOR A BETTER PATH FORWARD FOR GCP ON STARBOARD’S WHITE PROXY CARD TODAY

If you have any questions or need further assistance with voting your GCP shares, please contact Okapi Partners LLC at +1 (888) 785-6673 (Toll-Free) or by e-mail at info@okapipartners.com.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all stockholders.

Investor contacts:

Peter Feld, (212) 201-4878

Patrick Sullivan, (212) 845-7947

www.starboardvalue.com

Okapi Partners

Bruce H. Goldfarb/Patrick McHugh

(212) 297-0720
(888) 785-6673 (Toll-Free)

Item 4: On May 11, 2020, the following materials were posted by Starboard to https://shareholdersforgcp.com:

shareholders for gcp STARBOARD VALUE
Home Our Nominees History Shareholder Materials How To Vote Contact

# Shareholder Materials

Starboard Value LP Delivers Letter to GCP Shareholders | May 11, 2020

Starboard Value LP Publishes Supplemental Materials | May 11, 2020

Starboard Value LP Publishes Presentation on GCP | April 30, 2020

Starboard Value LP Delivers Letter to GCP Shareholders | April 30, 2020

Supplement No. 2 to Definitive Proxy Statement | April 17, 2020

Supplement No. 1 to Definitive Proxy Statement | April 9, 2020

Definitive Proxy Statement | April 2, 2020

Starboard Value LP Delivers Letter to GCP Shareholders | April 2, 2020

Starboard Value LP Delivers Letter to GCP Shareholders | March 2, 2020

Starboard Value LP Delivers Letter to GCP Board | January 13, 2020

Starboard Value

Okapi Partners LLC

Bruce H. Goldfarb / Patrick McHugh
(212) 297-0720

STARBOARD VALUE

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